EXHIBIT 99.1
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JONES LANG LASALLE          NEWS RELEASE

                            200 East Randolph Drive
                            Chicago Illinois 60601
                            22 Hanover Square London W1A 2BN


Contact:   Lauralee Martin
           Chief Financial Officer

Phone:     +1 312 228 2073

Email:     Lauralee.martin@am.joneslanglasalle.com



               JONES LANG LASALLE REPORTS THIRD QUARTER
               RESULTS AT THE LOW END OF GUIDANCE RANGE


     CHICAGO AND LONDON, OCTOBER 30, 2002 - Jones Lang LaSalle
Incorporated (NYSE: JLL), the leading global real estate services and investment management firm, today reported GAAP net income for the third quarter of $10.2 million, or $0.32 per share. Excluding after tax expenses of $1.1 million associated with the expansion of its New York business announced in August, the earnings of $0.35 were at the low end of the firm's previously stated expectations. The First Call consensus estimate of $0.40 per share excluded the impact of our New York expansion. Results compare favorably with the prior year's third quarter GAAP net loss of $6.2 million, or $0.21 per share.

Revenues in the quarter of $207.1 million were down 5 percent in U.S. dollars, 9 percent in local currency over the prior year period. This decline reflects the adverse impact of the difficult and uncertain global economic conditions on general business confidence and our clients' decision making. Year-to-date revenues were down 9 percent in U.S. dollars, 11 percent in local currency. A focus on tight expense controls together with the continuing benefits of last year's management actions to bring the organization in line with the expected 2002 business environment helped to offset these revenue declines. Operating expenses for the quarter, excluding non-recurring and restructuring charges were $188.8 million, a 2 percent reduction on the prior year period in U.S. dollars, 6 percent in local currency. For the year-to-date, operating expenses, excluding non-recurring and restructuring charges were $533.0 million, a 9 percent reduction on the prior year period in U.S. dollars, 10 percent in local currency.

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THIRD QUARTER RESULTS HIGHLIGHTS

     . Third quarter net income of $10.2 million versus prior year loss of $6.2 million

     . On target to deliver in excess of committed $50 million cost reductions

     .     Debt reduction of $35 million from prior year

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JONES LANG LASALLE REPORTS THIRD QUARTER RESULTS -- ADD ONE





"We are disappointed that the challenging climate for our clients has resulted in lower revenues and results for our shareholders. However, successful cost reductions and careful management of our cash in a very difficult business environment have kept us profitable and strengthened the firm's financial fundamentals" said Chris Peacock, President and Chief Executive Officer of Jones Lang LaSalle.

The third quarter operating income, on a GAAP basis, was $17.8 million, as compared to $1.4 million in the same period in 2001. Included in the current year third quarter operating income were non-recurring and restructuring charges of $472,000. These were primarily related to the impairment of a residential land co-investment made by a business closed in 2001, offset by a credit associated with the finalization of expenses associated with the business restructuring initiated in 2001. The operating income for the third quarter of 2001 included non-recurring and restructuring charges of $24.5 million related to the impairment of e-commerce investments and certain residential land co-investments, together with severance and professional fees associated with the business restructuring initiated in 2001.

The third quarter tax expense reflects the lowered effective tax rate for 2002 of 36 percent as compared to the prior year of 42 percent. Also included in the third quarter of 2002 tax expense of $2.9 million is a credit of $1.8 million associated with certain 2001 restructuring expenses which previously were not considered tax deductible.

The net income for the third quarter on a GAAP basis was $10.2 million, compared with a net loss for the same period in 2001 of $6.2 million. The adjusted net income excluding non-recurring and restructuring charges for the three months ending September 30, 2002 was $8.7 million, as compared with adjusted net income of $12.6 million for the same period in 2001.

The firm's balance sheet continues to strengthen as debt was reduced from the prior year period by more than $35 million, despite a $13 million increase in the US dollar reported book value of the firm's Eurobonds due to the weakening U.S. dollar. This debt reduction was a reflection of the continued strong business cash flows, an aggressive focus on receivables management and reducing capital expenditures.

Year-to-date, the firm reported GAAP net income of $9.6 million, or $0.31 per share, which compared favorably with the GAAP net loss of $12.5 million, or $0.42 per share, in the first nine months of 2001. Revenues year-to-date of $560.5 million and expenses (excluding non-recurring and restructuring charges) of $533.0 million were both down 9 percent. Year-to-date expense reductions of $53.0 million include $7.2 million related to incentive compensation accrual timing that is forecast to reverse over the balance of the year dependent upon the underlying business performance.

The results for the third quarter and first nine months of 2002 reflect reduced amortization expense of $2.4 million and $7.2 million, respectively, from adoption of the SFAS 142 accounting standard. No impairment charges were necessary with the adoption of this standard.






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JONES LANG LASALLE REPORTS THIRD QUARTER RESULTS -- ADD TWO





OUTLOOK FOR REMAINDER OF 2002

The firm's previous earnings per share guidance, including the impact of our expansion in New York, of $1.50 to $1.55 assumed a slow worldwide economy through the third quarter of this year with a modest economic recovery in the fourth quarter. Now, given the continued weakness in the world economic environment and the low levels of business confidence, the fourth quarter, which is the highest revenue and highest margin quarter, will not perform at previously expected levels. Therefore, the firm is lowering its earnings guidance including New York, to $1.00 to $1.20, with the broad range reflecting the uncertain decision making behaviors of clients as they respond to the challenges of the environment. "Our expectations for the balance of the year reflect concern around the impact of the continued slow world economics on our clients and the consequent adverse impact on the firm's revenues. We will continue to support our existing clients as well as win new clients in this challenging environment by providing solutions and services to their real estate decisions. We are committed to earnings growth in 2003 and will again be addressing our cost structure, in an anticipation of continuing soft revenues," said Chris Peacock.


BUSINESS SEGMENT PERFORMANCE HIGHLIGHTS

  OWNER AND OCCUPIER SERVICES

..    AMERICAS

     Operating income in the third quarter was $6.3 million versus $8.0 million for the prior year period. Year-to-date operating income of $7.7 million compared strongly to income in the prior year of $888,000. Results were driven by cost savings, with expenses down $6.1 million or 9 percent for the quarter and $40.2 million or 19 percent year-to-date. Included in the expense reductions are lower incentive compensation accruals of $2.6 million for the year-to-date, that are booked relative to performance and are forecast to be recaptured later in the year. Revenues in the third quarter of $67.9 million were down 10 percent, principally due to a decline in transaction activity in the Tenant Representation, Project and Development Services and Leasing and Management units together with the impact of the disposition of the Development Service business in the third quarter of 2001.

..    EUROPE

     Operating income in the third quarter was $863,000 versus $4.3 million for the prior year period. Year-to-date operating income was down 63 percent. Revenues in the quarter were flat to last year, but down 8 percent in local currency. Strong performance in France, Spain, and the English capital markets business were not sufficient to offset continued weakness in Germany, Belgium and the English leasing business. In addition, in September, Continental Europe experienced a significant slowdown in transaction activity and business confidence. The strengthening European currencies increased reported U.S. dollar revenues in the quarter by $6.1 million when compared to the prior year period. Underlying cost savings were masked by the impact of the strengthening European currencies, which increased the U.S dollar, reported expenses by $5.7 million. Year-to-date expenses were down $8.7 million or 4 percent, including a lower bonus accrual of $7.8 million.



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JONES LANG LASALLE REPORTS THIRD QUARTER RESULTS -- ADD THREE





..    ASIA PACIFIC

     Operating income in the quarter declined to $58,000 versus $604,000 in the third quarter of 2001, reducing the year-to-date improvement in operating income to $2.7 million versus last year. Revenues of $30.5 million, down 7 percent, reversed the second quarter positive trend, led by declines in the core markets of Hong Kong, Singapore and Australia, partially offset by growth in Japan and Korea. Operating expenses year-to-date were down 3 percent.


  INVESTMENT MANAGEMENT

     LaSalle Investment Management's third quarter operating income of $11.1 million declined $1.8 million from the prior period operating income of $12.9 million. Revenues of $35.0 million, which included strong incentive fee performance as well as fee recoveries from three Fund closings, resulted in revenues being down only 2 percent as compared to the prior year which included incentive fees and equity earning of $14.4 million generated from the disposition of a hotel investment. Expenses were relatively flat as expenses for continued investment in people required for new fund growth were offset by a reduction of $2.0 million in a reserve made against certain accounts receivable.


SHARE BUYBACK

The firm expects to implement a share repurchase program recently approved by the Board of Directors. Under the program, the firm may repurchase up to 1 million shares in the open market and in privately negotiated transactions, depending upon market prices and other conditions. The repurchase of shares is primarily intended to offset dilution resulting from both stock and stock option grants made under the firm's existing stock plans.


ABOUT JONES LANG LASALLE

Jones Lang LaSalle is the world's leading real estate services and investment management firm, operating across more than 100 markets on five continents. The company provides comprehensive integrated expertise, including management services, implementation services and investment management services on a local, regional and global level to owners, occupiers and investors. Jones Lang LaSalle is also the industry leader in property and corporate facility management services, with a portfolio of approximately 725 million square feet (67 million square meters) under management worldwide. LaSalle Investment Management, the company's investment management business, is one of the world's largest and most diverse real estate investment management firms, with in excess of $22 billion of assets under management.




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JONES LANG LASALLE REPORTS THIRD QUARTER RESULTS -- ADD FOUR





     Statements in this press release regarding, among other things, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of Jones Lang LaSalle to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Annual Report on Form 10-K for the year ended December 31, 2001, under "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Quantitative and Qualitative Disclosures about Market Risk," and elsewhere in Jones Lang LaSalle's Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2002, in Jones Lang LaSalle's Proxy Statement dated April 4, 2002, and in other reports filed with the Securities and Exchange Commission.
Statements speak only as of the date of this release. Jones Lang LaSalle expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results, or any change in events.



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NOTE TO EDITORS:

..    Media contacts may listen only to the Jones Lang LaSalle third quarter results discussion at 9 a.m. EDT on October 31 with investors and market analysts by dialing +1 719 457 2646.

..    A web cast of the conference call is available at
     http://www.firstcallevents.com/service/ajwz367471392gf12.html

..    A replay of the call may be accessed by dialing +1 719 457 0820 outside the United States and +1 888 203 1112 in the United States from noon EDT on October 31, 2002, through Midnight EDT on
     November 14, 2002.  The replay passcode is 543956.